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                                EXHIBIT 10.5.1

                                    HONDA

                              AUTOMOBILE DEALER

                         SALES AND SERVICE AGREEMENT

                                      A

            This  is an  agreement  between  the  Honda  Automobile  Division,
American Honda Motor Co., Inc. (American Honda) and Lithia HPI, Inc. (Dealer), a(n) Oregon corporation doing business as Lithia Honda. By this agreement, which is made and entered into at Torrance, California, effective the 14th day of October, 1997, American Honda gives to Dealer the nonexclusive right to sell and service Honda Products at the Dealership
Location. It is the purpose of this Agreement, including the Honda Automobile Dealer Sales and Service Agreement Standard Provisions (Standard Provisions), which are incorporated herein by reference, to set forth the rights and obligations which Dealer will have as a retail seller of Honda Products. Achievement of the purposes of this Agreement is premised upon the mutual understanding and cooperation between American Honda and Dealer. American Honda and Dealer have each entered into this Agreement in reliance on the integrity and ability and expressed intention of each to deal fairly with the consuming public and with each other.

            For consistency and clarity, terms which are used frequently in this Agreement have been defined in Article 12 of the Standard Provisions.

                                      B

            American Honda grants to Dealer the nonexclusive right to buy Honda Products and to identify itself as a Honda dealer at the Dealership Location. Dealer assumes the obligations specified in this Agreement and agrees to sell and service effectively Honda Products within Dealer's Primary Market Area and to maintain premises satisfactory to American Honda.

                                       C

            Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations. The parties therefore recognize that the ability of Dealer to perform this Agreement satisfactorily and the Agreement itself are both conditioned upon the continued active involvement in or ownership of Dealer by either:

            (1.)  the following person(s) in the percentage(s) shown:

                                                                  PERCENT OF
      NAME              ADDRESS                 TITLE             OWNERSHIP
      Lithia Motors, Inc.                                             100%
        which is owned by
          Lithia Holding, LLC minimum 53.585% and through publicly traded shares maximum 46.415%





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      Lithia Holding, LLC
        which is owned by
        Sidney B. DeBoer 58.125%
        Manfred L. Heimann 34.875%
        Bradford Gray 7.00%


            (2.) _________________________________________________________, an
individual personally owning an interest in Dealer of at least 25% and who has presented to American Honda a firm and binding contract giving to him the right and obligation of acquiring an ownership interest in Dealer in excess of 50% within five years of the commencement of Dealership Operations and being designated in that contract as Dealer operator.

                                       D

            Dealer represents, and American Honda enters into this Agreement in reliance upon the representation, that Bryan DeBoer exercises the functions of Dealer Manager and is in complete charge of Dealership Operations with authority to make all decisions on behalf of dealer with respect to Dealership Operations. Dealer agrees that there will be no change in Dealer Manager without the prior written approval of American Honda.

                                       E

            American  Honda  has  approved  the  following   premises  as  the
location(s) for the display of Honda Trademarks and for Dealership Operations.

      HONDA NEW VEHICLE
       SALES SHOWROOM                                PARTS AND SERVICE FACILITY
      700 North Central                                   700 North Central
       Medford, Oregon                                     Medford, Oregon

                                                          USED VEHICLE DISPLAY
      SALES AND GENERAL OFFICES                             AND SALES FACILITY
        360 E. Jackson                                    700 North Central
        Medford, Oregon                                    Medford, Oregon


                                       F

            There  shall be no  voluntary  or  involuntary  change,  direct or indirect,  in  the  legal  or  beneficial  ownership  or  executive  power  or responsibility of Dealer for the dealership Operations, specified in Paragraphs C and D hereof, without the prior written approval of American Honda.

                                       G

            Dealer agrees to maintain, solely with respect to the Dealership Operations, minimum net working capital of $1,162,800.00, minimum owner's equity of $ * , and flooring and a line or lines of credit in the aggregate amount of $1,325,000.00 with banks or financial institutions approved by American Honda for use in connection with Dealer's purchases of and carrying of inventory of Honda Products, all of which American Honda and


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Dealer  agree  are  required  to  enable  Dealer to  perform  its  obligations pursuant to this Agreement. If Dealer also carries on another business or sells other products, Dealer's total net working capital, owner's equity and lines of credit shall be increased by an appropriate amount.

* Long Term Debt, less Real Estate Mortgages, shall not exceed a ratio of 1:1 when compared to Effective Net Worth which is defined as Total Net Worthless Total Other Assets.

                                       H

            This Agreement is made for the period beginning October 14, 1997 and ending October 31, 1998, unless sooner terminated. Continued dealings between American Honda and dealer after the expiration of this Agreement shall not constitute a renewal of this Agreement for a term, but rather shall be on a day-to-day basis, unless a new agreement or a renewal of this Agreement is fully executed by both parties.

                                       I

            This Agreement may not be varied, modified or amended except by an instrument in writing, signed by duly authorized officers of the parties, referring specifically to this agreement and the provision being modified, varied or amended.

                                       J

            Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda.


Lithia HPI, Inc. dba
LITHIA HONDA #207171                    By:   /s/Sidney B. DeBoer
------------------------------------         ----------------------------------
    (Corporate or Firm Name)                              (Dealer)

AMERICAN HONDA MOTOR CO., INC.
HONDA AUTOMOBILE DIVISION
BY:  /s/Richard Colliver
     -------------------------------
     Richard Colliver

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                       ADDENDUM TO HONDA AUTOMOBILE DEALER

                            SALES AND SERVICE AGREEMENT

            This Addendum (the "Addendum") dated October 14, 1997, is entered into between Lithia HPI, Inc. ("Dealer"), an Oregon corporation, with its principal place of business at 700 North Central, Medford Oregon 97501, and American Honda Motor Co., Inc.. ("American Honda"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

      WHEREAS, Dealer and American Honda are entering into the Honda Automobile Dealer Sales and Service Agreement including the Standard Provisions (the "Dealer Agreement"), a copy of which is attached hereto, as of the date hereof; and

      WHEREAS,  Dealer and  American  Honda are entering  into the  "Agreement
Between

      American Honda Motor Co., Inc. and Lithia Motors, Inc. et al." effective as of December 17, 1996 (the "Lithia Agreement"); and

      WHEREAS, Dealer and American Honda desire that this Addendum and the Lithia Agreement be incorporated into and become part of the Dealer Agreement;

      NOW THEREFORE, in consideration of the mutual covenants set forth herein and in the Dealer Agreement and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Status of the Addendum. This Addendum is hereby incorporated into and is made part of the Dealer Agreement. The Dealer Agreement and this Addendum shall, when possible, be read as an integrated document; however, if there is any conflict between the terms of this Addendum and the Dealer Agreement, this Addendum shall govern.

      2. Incorporation of the Applicable Terms of the Lithia Agreement. Attached hereto as Schedule A is the Lithia Agreement. Dealer represents and warrants that it has read the Lithia Agreement and acknowledges that the Lithia Agreement includes provisions that pertain to Lithia's management, ownership, and right to acquire and transfer Honda dealerships and other matters. Dealer has executed the Lithia Agreement and agrees to be bound by all provisions of the Lithia Agreement that are applicable to or affect it and/or the actions of any Honda and Acura dealership owned by Dealer. Dealer and American Honda agree that the terms and conditions of the Lithia Agreement are hereby incorporated into and made part of the Dealer Agreement.

      3. Additional Terms. Dealer shall satisfy the following terms on a continuing basis during the term of the Dealer Agreement, as well as during any periods following any renewal or extension of the Dealer Agreement:

            a. Exclusive Facilities. As provided in Paragraph 3.1 of the Lithia Agreement, Dealers non-exclusive Honda Dealership Operations will by no later than December 31, 1997, be conducting all business in a separate, freestanding, exclusive new facility built and maintained in full compliance and conformity with Honda's designs and specifications, including Honda's minimum land and building requirements, as detailed within the Honda Image Program. Such new, exclusive Honda dealership facility will be located on a site acceptable to AHM. Thereafter, Dealer shall maintain separate, exclusive, freestanding Honda Dealership Operations that are in full and timely compliance with American Honda standards and guidelines relating to Honda Dealership Operations, facility design, functionality and capacity, and enhancements to American Honda's brand image, which standards and


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guidelines  American  Honda may  reasonably  modify  from time to time,  shall exclusively offer a full range of Honda Products and services and shall not offer competing products or services from its Dealership Premises. In addition, Dealer agrees that even though the facilities may exceed AHM's
minimum   requirements  now  or  in  the  future,  the  separate,   exclusive,
freestanding Honda Dealership Operations will remain separate, exclusive and freestanding for Honda Products and Honda Dealership Operations.

            b. Honda Exclusive Minimum Facility Requirements. The Dealership Premises shall provide the following Honda exclusive minimum
square  footage   requirements,   arranged  in  a  manner   conducive  to  the
reasonable   sales  and  service  of  Honda   Automobiles,   Honda  Parts  and
accessories:

Building
     Honda New Vehicle Sales Showroom Display              1,200 Sq. Ft.
     Sales Office                                            928 Sq. Ft.
     General Office                                        1,619 Sq. Ft.
     Honda Service Workshop and Support                    2,985 Sq. Ft.
     Stall/Lifts                                            6/4
     Honda Parts and Accessories Department                1,965 Sq. Ft.
     Total Building                                        8,697 Sq. Ft.

Land
     New Vehicle Display and Storage                      10,667 Sq. Ft.
     Used Car Display                                      8,333 Sq. Ft.
     Customer and Employee Parking                         5,700 Sq. Ft.
     Honda Service Parking                                 1,600 Sq. Ft.
     Circulation and Landscaping                          19,000 Sq. Ft.
     Total Land                                           45,360 Sq. Ft.
     Total Land and Building                              54,057 Sq. Ft.

            c. Minimum Capital Requirements. Dealer agrees that the Honda Dealership Operations shall meet American Honda's minimum capital requirements at all times. The minimum capital requirements shall be determined by American Honda from time to time and, as of the date hereof, shall be the amounts specified below:

     o American Honda's current minimum working capital requirement is $1,162,800 for the Honda dealership at the Dealership Premises. The Honda dealership entity will be capitalized with not less than $2,597,682 in equity of which $2,597,682 will be in the form of common stock.

     o Dealer's Long Term Debt (excluding Real Estate Mortgages and the current portion of Long Term Debt) shall not exceed a ratio of 1:1 when compared to Effective Net Worth (Total Net Worth less Total Other Assets) of Dealer.



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     o  A wholesale line of credit is to be established and maintained by Dealer with  a  financial  institution  approved  by  American  Honda  for  the
        exclusive   purpose  of  purchasing  and  maintaining  a  representative inventory of new Honda Automobiles. The current minimum amount of such line is $1,325,000.

            e. Financial Statement Submission. Dealer agrees to continue to comply with American Honda's dealer financial requirements as specified in the Dealer Agreement. These specifically provide that Dealer will furnish a complete, timely and accurate financial statement on a monthly basis, electronically, on the form required by American Honda.

            f. Personnel Minimum Requirements. Dealer agrees to employ Honda service and parts staff which meets at all times the minimum service and parts training standards specified by American Honda for its authorized dealers and whose members are properly licensed.

            g.    Communications   Equipment.   Dealer   agrees   to   provide
appropriate data communications equipment, compatible with American Honda's specifications, which currently must accommodate HondaNet 2000.

      4. No Guarantee of Financial Success. Dealer recognizes and acknowledges that American Honda's approval of Dealer's application and Dealership Premises does not in any way constitute a representation, assurance, or guarantee by American Honda that Dealer will achieve any particular level of sales, operate at a profit, or realize any return on Dealers investment.

      5. Automobile Availability. Dealer recognizes and acknowledges that American Honda cannot and does not guarantee a specific number of new Honda Automobiles to be made available for resale by the Dealer. American Honda assumes no liability in the event of losses incurred during periods of unavailability, nor does unavailability excuse Dealers performance.

      6. Compliance with and Impact of Applicable Laws. Dealer shall comply at Dealers own expense with all applicable state and federal laws including those pertaining to vehicle dealerships. Dealer shall secure all licenses and permissions in accordance with such laws and bear all the cost related thereto.

      7. Assumption of Costs. Dealer will complete the above actions solely at Dealers own expense and without responsibility on the part of American Honda.

      8. Severability. If any provision of this Addendum should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Addendum will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Dealer Agreement, then it (they) will be deemed deleted from the Dealer Agreement in such jurisdiction, and in either case, the remainder of the Dealer Agreement will be valid and binding. notwithstanding the foregoing, if, as a result of any provision of the Dealer Agreement
(including this Addendum) being held invalid or unenforceable, American Honda's ability to control the selection of the Dealer Owner, Executive Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing Dealer is materially restricted beyond the terms of the Dealer Agreement or the Lithia Agreement, American Honda shall be permitted to invoke the repurchase provisions of Section 9.3 of the Lithia Agreement.



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      IN WITNESS  WHEREOF,  the parties have  executed this Addendum as of the date first above written.

                                          LITHIA HPI, INC.

                                          By:  /s/Sidney B. DeBoer


                                          AMERICAN HONDA MOTOR CO., INC.

                                          By:  /s/Richard Colliver


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